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                                                                     Exhibit 1.1


                     CLAYMORE SECURITIES DEFINED PORTFOLIOS,

                                   SERIES 144

                            REFERENCE TRUST AGREEMENT


     This Reference Trust Agreement dated as of September 3, 2003, between Claymore Securities, Inc., as Depositor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Series Formed on or Subsequent to February 6, 2002" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     PART I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in this instrument.

                                    PART II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

          (1) The securities listed in the Schedule hereto have been deposited in the Trust under this Reference Trust Agreement as indicated on the attached Schedule A.

          (2) For the purposes of the definition of the term "Unit" in
     Article I, it is hereby specified that the fractional undivided interest in and ownership of a Trust is the amount described in Amendment No. 1 to the Trust's Registration Statement (Registration No.

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     333-103421) as filed with the Securities and Exchange Commission today. The fractional undivided interest may (a) increase by the number of any additional Units issued pursuant to Section 2.05, (b) increase or decrease in connection with an adjustment to the number of Units pursuant to Section 2.05, or (c) decrease by the number of Units redeemed pursuant to Section 5.02.

          (3) The term "Record Date" shall mean the first day of each month for principal distributions and the dates set forth in the Prospectus for interest distributions.

          (4) The term "Distribution Date" shall mean the fifteenth day of each month for principal distributions and the dates set forth in the Prospectus for interest distributions.

          (5) The term "Initial Date of Deposit" shall mean the date of this Reference Trust Agreement as set forth above.

          (6) The number of Units of the Trust referred to in Section 2.03 shall be equal to the "Number of Units" in the Statement of Financial Condition in the Prospectus.

          (7) For the purposes of Section 6.01(g)(i), the liquidation amount shall be 40% of the total value of all Securities deposited in the Trust at the end of the Trust's initial offering period.

          (8) The first sentence of the Introduction is hereby modified as follows:

          These Standard Terms and Conditions of Trust, effective February 6, 2002, shall be applicable to certain Claymore Securities Defined Portfolios established after the date of effectiveness hereof containing certain debt obligations, as provided in this paragraph.

          (9) Article I is hereby amended to add the following definitions in appropriate order:

          "BOOK ENTRY POSITION" shall mean any position in Units of a Trust which ownership is recorded on the books of the Trustee which notation evidences ownership of an undivided fraction interest in a Trust in book entry form.

          "CERTIFICATE" shall mean any one of the Certificates manually executed by the Trustee and the Depositor in substantially the following form with the blanks appropriately filled in:


                                CERTIFICATE OF
             No. ____             OWNERSHIP                 Units _____

     Description of Trust                          Plan of Distribution :

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                                                     CUSIP _________________

     This is to certify that _______________________________________ is the owner and registered holder of this Certificate evidencing the ownership of ________________ units of undivided interest in the above-named Trust created pursuant to the Trust Indenture and Agreement between Claymore Securities, Inc., and The Bank of New York (the "TRUSTEE"), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the Holder of this Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee and payment of the fees and expense provided in the Indenture.

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     IN WITNESS WHEREOF, Claymore Securities, Inc. has caused this Certificate to be executed in facsimile by its Chairman of the Board and The Bank of New York, as Trustee, has caused this Certificate to be executed in facsimile in its corporate name by an authorized officer.

     Date:

     CLAYMORE SECURITIES, INC., Depositor

     By

     THE BANK OF NEW YORK, Trustee

     By

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                               FORM OF ASSIGNMENT

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT

TEN COM     as tenants in common                         __________ Custodian

TEN ENT     as tenants by the entireties                 (Cust) (Minor)

JT TEN      as joint tenants with right of survivor-     Under Uniform Gifts to Minors Act
            ship and not as tenants in common            _________________________________

                                                         State

     Additional abbreviations may also be used though not in the above list.

     For Value Received, ___________________________________ hereby sell, assign and transfer ____________ Units represented by this Certificate unto ___________
_____________________

                                            SOCIAL SECURITY OR OTHER IDENTIFYING
                                    NUMBER OF ASSIGNEE MUST BE PROVIDED



     ___________________________________________________________________________

and does hereby irrevocably constitute and appoint ____________________________, attorney, to transfer said Units on the books of the Trustee, with full power and substitution in the premises.

     Dated:

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

     SIGNATURE(S) GUARANTEED BY


     -----------------------------

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     Firm or Bank

     Authorized Signature


     Signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program
("STAMP") or such other guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee.

          "PERCENTAGE RATIO" shall mean, with respect to any Trust which will issue additional Units pursuant to Section 2.03, the original percentage relationships established on the Initial Date of Deposit between the principal amounts of Bonds or specified interest rates and ranges of maturities as reflected in the portfolio of such Trust set forth in the Prospectus on such Initial Date of Deposit.

          (10)    The following definitions are is hereby amended as follows:

          "BONDS" shall mean bonds, notes, other fixed income securities, other evidences of indebtedness, certificates of participation, mortgage-backed securities or other obligations issued or guaranteed by the full faith and credit of the United States or by any agency or instrumentality thereof, including delivery statements relating to "when-issued" and/or "regular way" contracts, if any, for the purchase of certain securities and certified or bank check or checks or letter of credit or letters of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed under the "Trust Portfolio" in the prospectus, any additional obligations deposited pursuant to Section 2.01 and any obligations received in exchange, substitution or replacement for such obligations pursuant to Section 3.17 hereof, as may from time to time continue to be held as a part of the Trusts.

          "UNITHOLDER" shall mean the registered holder of any Unit of beneficial interest as recorded on the registration books of the Trustee, or the registered holder of any Certificate, his legal representative and heirs, or the successors of any corporation, partnership or other legal entity which is a registered holder of any Certificate and as such shall be deemed a beneficiary of the related Trust created by this Indenture to the extent of his pro rata share thereof.

          (11) Section 2.03 is hereby amended and replaced in its entirety as follows:

          SECTION 2.03. ISSUE OF CERTIFICATES AND ESTABLISHMENT OF BOOK ENTRY POSITIONS. By executing the Reference Trust Agreement and receipt for deposited Securities, the Trustee will thereby acknowledge receipt of the deposit of the Securities listed under "The Trust Portfolio" in the Prospectus and referred to in Section 2.01 hereof, and simultaneously with the receipt of said deposit, has recorded on its books, for each of the plans of distribution provided for in the Prospectus, the ownership by the Depositor or

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     such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Prospectus and has delivered, or on the order of the Depositor will deliver, in exchange for such Securities, documentation evidencing the ownership of the number of Units specified or, if requested by the Depositor, the ownership by DTC of all such Units and will cause such Units to be credited at DTC to the account of the Depositor or, pursuant to the Depositor's direction and as hereafter provided, the account of the issuer of the Letter of Credit referred to in
     Section 2.01. The Trustee hereby agrees that on the date of any Supplemental Indenture it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or aggregate number of Units to be issued in respect of such additional Securities so deposited.

          Upon the sale of Units to a purchaser, the Units will be evidenced by a Book Entry Position unless, if so provided for in the Prospectus, such purchaser expressly requests that the purchased Units be evidenced in Certificate form. Upon sale of the Units to a purchaser who requests Units in certificated form, the Trustee shall issue a Certificate or Certificates in the name of the purchaser and note that such Unitholder holds units in certificated form on the books of the Trustee. The Trustee is entitled to specify the minimum denomination of any Certificate issued. The rights set forth in this Indenture of any holder of Units held in certificated form shall be the same as those of any other Unitholder.

          (12) The last two sentences of Section 2.05(a)(3) are hereby deleted and replaced with the following:

          Each deposit made pursuant to this Section 2.05 shall be made, as nearly as practicable, in accordance with the Percentage Ratios for such Bonds. The Depositor in each case shall ensure that each deposit of additional Bonds pursuant to this Section shall have the same ratio of Bonds (based on principal amount) as existed on the Initial Date of Deposit for each Trust. Any brokerage fees related to the purchase of Bonds deposited in the Trust after the Initial Date of Deposit shall be an expense of such Trust.


          (13)    The following Section 2.07 is hereby added to Article II:

     SECTION 2.07. FORM OF CERTIFICATES. Each Certificate referred to in Section
     2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed either manually or in facsimile by an authorized officer of the Trustee and in facsimile by the Chairman of the Board, President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee. In case any authorized officer of the Trustee or the Depositor who has signed or whose facsimile signature has been placed upon any Certificate shall have ceased to be such officer before any such Certificate is issued, it may be issued with the same effect as if he were such officer at the date of issue.

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          (14)    Section 3.01 is hereby amended as follows:

          SECTION 3.01. INITIAL COSTS. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and sale of the Trust Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this section shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, or after six months, at the discretion of the Depositor, the Trustee shall withdraw from the Account or Accounts specified in the Prospectus or, if no Account is therein specified, from the Principal Account as further set forth in
     Section 3.04, and pay to the Depositor the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units in an amount certified to the Trustee by the Depositor but not in excess of the estimated per-Unit amount set forth in the Prospectus multiplied by the number of Units outstanding as of the conclusion of such period. If the cash balance of the Principal Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Depositor, or distribute to the Depositor Securities having a value, as determined under Section 4.01 as of the date of distribution, sufficient for such reimbursement. The reimbursement provided for in this section shall be for the account of the Unitholders of record at the conclusion of the period described above. Any assets deposited with the Trustee in respect of the expenses reimbursable under this section shall be held and administered as assets of the Trust for all purposes hereunder. The Depositor shall deliver to the Trustee any cash identified in the "Statement of Financial Condition" of the Trust included in the Prospectus not later than the First Settlement Date and the Depositor's obligation to make such delivery shall be secured by cash or the Letter of Credit deposited pursuant to section 2.01. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be held by the Trustee, without interest, and reserved for such purpose and, accordingly, prior to the conclusion of the primary offering period or after six months, at the discretion of the Depositor, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the conclusion of the primary offering period or after six months, at the discretion of the Depositor, the Trustee shall pay to the Unitholder, in addition to the Redemption Price of the tendered Units, an amount equal to the estimated per-Unit cost of organizing the Trust and the sale of Trust Units set forth in the Prospectus multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payment, the Trustee shall have the power to sell Securities in accordance with Section 5.02. As used herein, the Depositor's reimbursable expenses of organizing the Trust and sale of the Trust Units shall include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred

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     in the preparation and printing of brochures and other advertising materials and any other selling expenses.

          (15) Sections 3.08(a)(x), 3.08(a)(xi) and 3.01(a)(xii) are hereby deleted and replaced as follows:

                  (x) that as of any Record Date such Bonds are scheduled to be redeemed and paid prior to the next succeeding monthly Distribution Date; PROVIDED, HOWEVER, that as the result of such sale the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the distribution from the Principal Account on such next succeeding monthly Distribution Date at least $0.001 per Unit; or

                  (xi) as a regulated investment company or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on undistributed income in the Trust Fund; and

                  (xii) the Depositor or its designee determines that such sale is appropriate.

     The Depositor or its designated agent shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as a regulated investment company and the Depositor shall be authorized to rely conclusively upon such reviews in directing sales pursuant to paragraph (xi) of this section.

          (16) Section 3.15 is hereby deleted and replaced in its entirety with the following:

          SECTION 3.15. REGULATED INVESTMENT COMPANY ELECTION. If so provided in the Prospectus for a Trust Fund, such Trust Fund elects to be treated and to qualify as a "regulated investment company" as defined in the Internal Revenue Code, and the Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

          (17) Section 3.17 is hereby deleted and replaced with the following:

          Section 3.17. Limited Replacement of Bonds. (a) If any contract in respect of Contract Bonds other than a contract to purchase a New Bond (as defined below), including those purchased on a when, as and if issued basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such failed Contract Bonds being herein called the "Special Bonds"), the Depositor shall notify the Trustee (such notice being herein called the "Failed Contract Notice") of its inability to deliver the failed Special Bond to the Trustee after it is notified in writing that the Special Bond will not be delivered by the seller thereof to the Depositor. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Notice (such twenty day period being herein called the

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     "Purchase Period"), the Depositor shall, if possible, purchase or enter into the contract, if any, to purchase an obligation to be held as a Bond hereunder (herein called the "New Bond") as part of the Fund in replacement of the failed Special Bond, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

          (1) The New Bonds (i) shall have a fixed maturity date (whether or not entitled to the benefits of any sinking, redemption, purchase of similar fund) substantially similar to, but not exceeding the date of maturity of the Special Bonds they replace, (ii) must be purchased at a price that results in a current return as of the Date of Deposit at least equal to that of the Special Bonds they replace, (iii) must be purchased at a price that results in a yield to maturity as of the Initial Date of Deposit of the Trust at least equal to that of the Special Bonds they replace, (iv) shall be payable as to principal and interest in United States currency,
     (v) shall not be "when, as and if issued" Bonds, (vi) shall be securities on which the payment of principal and interest is backed by the full faith and credit of the United States or by any agency or instrumentality thereof, (vii) in the case of Trusts containing Bonds issued by the Government National Mortgage Association, shall be taxable mortgage-backed securities of the modified pass-through type which maintain as far as practicable the original percentage relationship between the principal amounts of Bonds of specified interest rates and ranges of maturity in the Trust, (viii) shall not cause the Units of the Trust to cease to be rated AAA by Standard & Poor's if the Units were so rated on the Initial Date of Deposit and (ix) shall be issued after July 18, 1984.

          (2) The purchase price of the New Bonds (exclusive of accrued interest) shall not exceed the principal attributable to the Special Bonds.

          (3) The Depositor shall furnish a notice to the Trustee (which may be part of the Failed Contract Notice) in respect of the New Bonds purchased or to be purchased that shall (i) identify the New Bonds, (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses (a) and (b) have been satisfied with respect to the New Bonds.

          Upon satisfaction of the foregoing conditions with respect to any New Bond, the Depositor shall pay the purchase price for the New Bond from its own resources or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Bond to the Principal Account, the Trustee shall pay the purchase price of the New Bond upon directions from the Depositor from the moneys and/or letters of credit so credited to the Principal Account. If the Depositor has paid the purchase price, and, in addition, the Trustee has credited moneys of the Depositor to the Principal Account, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unitholders pursuant to Section 3.06.

     Whenever a New Bond is acquired by the Depositor pursuant to the provisions of this Section 3.17, the Trustee shall, within five days thereafter, mail to all Unitholders notices of such acquisition, including an identification of the failed Special Bonds and the New Bonds acquired.

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The purchase price of the New Bonds shall be paid out of the principal attributable to the failed Special Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions and in the absence of such directions the Trustee shall have no duty to purchase any New Bonds under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Bonds or for errors of judgment in respect of this
Section 3.17; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

          (18) The first paragraph of Section 5.01 is hereby amended and restated to read as follows:

          SECTION 5.01. TRUST EVALUATION. As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Interest and Principal Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.03 and 3.04 hereof and (2) moneys credited to the Reserve Account pursuant to Section 3.05 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and Reinvestment Securities) on deposit in such Trust as is determined by the Evaluator (such evaluations shall take into account and itemize separately
     (i) the cash on hand in the Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (ii) the value of each issue of the Securities in the Trust on the bid side of the market as determined by the Evaluator pursuant to Section 4.01, and (iii) interest accrued thereon not subject to collection and distribution. For each such Evaluation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued fees of the Trust and expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and bond counsel, in each case as reported by the Trustee to the Evaluator on or prior to the date of evaluation, (iii) any moneys identified by the Trustee, as of the date of the Evaluation, as held for distribution to Unitholders of record as of a Record Date or for payment of the Redemption Value of Units tendered prior to such date and
     (iv) unpaid organizational and offering costs in the estimated amount per Unit set forth in the Prospectus. The resulting figure is herein called a "TRUST FUND EVALUATION." The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the "UNIT VALUE."

          (19) The first paragraph of Section 5.02 is hereby amended as follows:

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          SECTION 5.02.  REDEMPTIONS BY TRUSTEE; PURCHASES BY DEPOSITOR. Any
     Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office shall be redeemed by the Trustee no later than the third calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be made no later than the first Business Day prior thereto (herein referred to as the "Settlement Date"). Unitholders must sign the request or transfer instrument, exactly as their name appears on the tendered Certificate or on the records of the Trustee. If the amount of redemption is $500 or less and the proceeds are payable to the Unitholders of record at the address of record, no signature guarantee is necessary for redemptions by individual account owners (including joint owners). Additional documentation may be requested, and a signature guarantee is always required, from corporations, executors, administrators, trustees, guardians and associations. The signatures must be guaranteed by a participant in the Securities Transfer Agents Medallion Program (STAMP) or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Subject payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment of cash equivalent to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the "Redemption Value"), or if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption. Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Value computed on that day.

          If applicable, any Certificates evidencing Units redeemed pursuant to this Section 5.02 shall be cancelled by the Trustee and the Unit or Units evidenced by such Certificates shall be extinguished by such redemptions.

          (20) The heading and the first sentence of Section 5.04 are hereby amended as follows:

          SECTION 5.04. UNITS HELD THROUGH THE DEPOSITORY TRUST COMPANY OR A SUCCESSOR CLEARING AGENCY. With the exception of Units held in certificated form, if applicable, no Unit may be registered in the name of any person other than DTC or its nominee (or such other clearing agency registered as such pursuant to Section 17A of the Exchange Act of 1934 designated as successor to DTC by the Depositors, or the Trustee or the nominee thereof) (DTC and any such successor clearing agency are herein referred to as the "CLEARING AGENCY") unless the Clearing Agency advises the Trustee that it is no longer willing or able properly to discharge its responsibilities with respect to the Units and the Trustee is unable to locate a qualified successor clearing agency, in which case the Trustee shall notify the Clearing Agency and instruct it to provide the Trustee with the

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     name and address of all persons who are the beneficial owners of Units as registered on the books of the Clearing Agency (the "OWNERS").

          (21)    Article V is hereby amended by adding the following sections:

     SECTION 5.06. TRANSFER OF UNITS; INTERCHANGE OF CERTIFICATES. A Unitholder may transfer any of his Units by making a written request to the Trustee at its unit investment trust office and, in the case of Units evidenced by a Certificate, if applicable, by presenting and surrendering such Certificate at such office properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee. Unitholders must sign such written request, and such Certificate of transfer instrument, if applicable, exactly as their name appears on the records of the Trustee and on any Certificate representing the Units to be transferred. Such signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Such transfer shall thereupon be made on the records of the Trustee and, if appropriate, a new registered Certificate or Certificates for the same number of Units of the same Trust shall be issued in exchange and substitution therefor. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates of the same Trust in an equal aggregate number of Units and all Certificates issued shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the person in whose name any Unit or Certificate shall be registered upon the books of the Trustee as the owner of such Unit or Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for each Trust for the purpose of this Section 5.06 shall be closed for an individual Trust as such Trust is terminated pursuant to
     Article IX hereof.

          A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid to the Trustee. A Unitholder may be required to pay $2 (or such other amount as may be specified by the Trustee and approved by the Depositor) for each new Certificate issued on any such transfer or interchange.

          All Certificates cancelled pursuant to this Agreement, other than those endorsed for transfer, may be cremated or otherwise destroyed by the Trustee.

     SECTION 5.07. REPLACEMENT OF CERTIFICATES. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the Unitholder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur, PROVIDED, HOWEVER, that if the particular Trust has terminated or is in the process of termination, the Trustee, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 9.02 hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any

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     duplicate Certificate shall be issued in exchange and substitution therefor. Any duplicate Certificate issued pursuant to this Section 5.07 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. Upon issuance of any duplicate Certificate pursuant to this Section 5.07, the Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a holder presenting a Certificate for transfer in the case of an over issue.

     (22) Subsections (a) and (b) of Section 9.01 are hereby deleted and replaced with the following:

     Section 9.01. AMENDMENTS. (a) This Indenture may be amended from time to time by the Depositor and Trustee hereto or their respective successors, without the consent of any of the Unitholders (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to change any provision required by the Securities and Exchange Commission or any successor governmental agency,
(iii) to make such amendments as may be necessary for the Trust to continue to qualify as a regulated investment company for federal income tax purposes or
(iv) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that in no event may any amendment be made which would adversely affect the status of a Trust for federal income tax purposes. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Bonds other than those specified under "The Trust Portfolio" in the Prospectus or (2) to reduce the aforesaid percentage of units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

     (b) Except for the amendments, changes or modification as provided in
Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change, modification or waiver of a provision of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66-2/3% of the Units then outstanding of the affected Trust. Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or (3) adversely affect the status of the Trust as a regulated investment company for federal income tax purposes.

          (23) The second paragraph of Section 9.02 is hereby amended as follows:

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          In the event of a termination, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder's pro rata interest in the balance of the Principal and Interest Accounts after the deductions herein provided. Written notice shall be given by the Trustee in connection with any termination to each Unitholder at his address appearing on the registration books of the Trustee and in connection with a Mandatory Termination Date such notice shall be given no later than 30 days before the Mandatory Termination Date. For Unitholders holding units in certificated form, written notice of any termination specifying the time or times at which such Unitholders may surrender their Certificates for cancellation shall be given to each such Unitholder.

          (24)    Subsection (d) of Section 9.02 is hereby amended as follows:

          (d)     make final distributions from such Trust, as follows:

          (i) to each Unitholder receiving distribution in cash, upon surrender for cancellation of his Certificate or Certificates, if applicable, such holder's pro rata share of the cash balances of the Interest and Principal Accounts; and

          (ii) on the conditions set forth in Section 3.05 hereof, to all Unitholders, upon surrender for cancellation of their respective Certificate or Certificates, if applicable, their pro rata share of the balance of the Reserve Account.

          (25) Section 9.03 is amended by adding the following at the end of the final paragraph:

          If applicable, in the event that all of the Unitholders holding Certificates of such Trust shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to such remaining Unitholders to surrender their written Certificates for cancellation and receive the liquidation distribution with respect thereto. If within one year after the second notice all the Certificates of such Trust shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact such remaining Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in such Trust hereunder.

          (26) Section 9.05 is hereby revised to read as follows:

          SECTION 9.05. WRITTEN NOTICE. Any notice, demand, direction or instruction to be given to the Depositor, Evaluator or Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor, 210 North Hale Road, Wheaton, Illinois 60187, or at such other address as shall be specified by the Depositor to the other parties hereto in writing.

          (27) Article III is hereby amended by adding the following Section
     3.19:

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          SECTION 3.19.  BOOKKEEPING AND ADMINISTRATIVE EXPENSES. If so provided in the Prospectus, as compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the extent such services are in addition to, and do not duplicate, the services to be provided hereunder by the Trustee or the Depositor for providing supervisory services, the Depositor shall receive at the times specified in Section 3.06, against a statement or statements therefor submitted to the Trustee an aggregate annual fee in an amount which shall not exceed that amount set forth in the Prospectus, calculated as specified in Section 3.06, but in no event shall such compensation, when combined with all compensation received from other series of the Trust or other unit investment trusts sponsored by the Depositor or its affiliates for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor for providing such services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, during the period from the Trust Agreement to the date of any such increase, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index as described under Section 3.18. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensations shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Interest and Principal Accounts as specified in
     Section 3.06. The Trustee shall have no liability to any Unitholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.19, the Trustee shall have the power to sell (1) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (2) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.19.

          Any moneys payable to the Depositor pursuant to this Section 3.19 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of
     Section 6.04.

          (28) Section 7.05 is hereby amended in its entirety as follows:

          SECTION 7.05. COMPENSATION. The Depositor shall receive at the times set forth in Sections 3.06 and 3.18 as compensation for performing portfolio supervisory services, 3.06 and 3.19 as compensation for performing bookkeeping and administrative services and Sections 3.06 and
     4.03 as compensation for performing evaluation services, such amount and for such periods as specified in the Prospectus and/or Reference Trust Agreement. The computation of such compensation for performing portfolio supervisory services and bookkeeping and administrative services shall be made on the basis of the largest number of Units outstanding at any time during the period for which such compensation is being computed. The compensation for performing evaluation services shall be made on the basis of the principal amount of Bonds in such Trust on a monthly basis. At no time, however, will the total amount received by the Depositor for services rendered to all series of Claymore Securities Defined Portfolios in any calendar year exceed the aggregate cost to them of supplying such services in such year. Such rate may be increased by the Trustee from time to time, without the consent or approval of any Unitholder, or the Depositor, by amounts not exceeding the proportionate increase during the period from the date of such Prospectus and/or Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the United States Department of Labor or, if such Index is no longer published, a similar index.

          In the event that any amount of the compensation paid to the Depositor pursuant to Sections 3.06, 3.18 and 3.19 is found to be an improper charge against the Trust, the Depositor shall reimburse the Trust in such amount. An improper charge shall be established if a final judgment or order for reimbursement of the Trust shall be rendered against the Depositor and such judgment or order shall not be effectively stayed or a final settlement is established in which the Depositor agrees to reimburse the Trust for amounts paid to the Depositor pursuant to this Section 7.05.

          The Depositor may employ agents in connection with its duties referenced in Section 7.05 and shall not be answerable for the default or misconduct of such agents if they shall have been selected with reasonable care. The fees of such agents shall be reimbursable to the Depositor from the Trust, provided, however, that the amount of such reimbursement in any year (i) shall reduce the amount payable to the Depositor for such year with respect to the service in question and shall not exceed the maximum amount payable to the Depositor for such service for such year and (ii) if such agent is an affiliate of the Depositor, the amount of the reimbursement, when combined with (a) all compensation received by such agent from other series of the Trust or other unit investment trusts sponsored by the Depositor or its affiliates and (b) the amount payable to the Depositor from the Trust and from other series of the Trust or other unit investment trusts sponsored by the Depositor or its affiliates in respect of the service in question, shall not exceed the aggregate cost of such agent and the Depositor of providing such service. The Trustee shall pay such reimbursement against the Depositor's invoice therefor upon which the Trustee may rely as the Depositor's certification that the amount claimed complies with the provisions of this paragraph.

          This Reference Trust Agreement shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

     IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed.


                                 CLAYMORE SECURITIES, INC. Depositor


                                 By /s/ Nicholas Dalmaso
                                        Title: Chief Operations Officer and
                                                 General Counsel



                                 THE BANK OF NEW YORK, Trustee


                                 By /s/ Thomas Porrazzo
                                            Title:  Vice President

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                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED

               CLAYMORE SECURITIES DEFINED PORTFOLIOS, SERIES 144


(Note: Incorporated herein and made a part hereof is the "Trust Portfolio" as set forth in the Prospectus.)